FOR IMMEDIATE RELEASE

Krispy Kreme Doughnuts, Inc. Adopts Tax Asset Protection Plan

WINSTON-SALEM, N.C., Jan. 15, 2013 /PRNewswire/ -- Krispy Kreme Doughnuts, Inc. (NYSE: KKD) (the "Company") announced that yesterday its Board of Directors adopted a tax asset protection plan ("Plan") intended to preserve the long-term value of the Company's federal net operating loss and other tax carryforwards, which represent a substantial asset to the Company and its shareholders. The Plan is similar to tax protection plans adopted by other public companies with significant tax carryforwards. As of January 2012, the Company had a federal net operating loss carryforward of approximately $240 million, as well as state net operating loss carryforwards and federal and state tax credits that can be carried forward to future years.

"The Plan should protect the Company's valuable tax assets by reducing the likelihood of an unintended 'ownership change' under technical IRS rules," said James H. Morgan, the Company's President and Chief Executive Officer. Under Section 382 of the Internal Revenue Code, the use of the Company's net operating loss and other carryforwards would be limited in the event of an "ownership change," which is defined as a cumulative change of more than 50% during any three year period by shareholders owning 5% or more of the Company's stock. Certain Company actions, including share repurchases, would add to the cumulative ownership change under Section 382.

The Plan is designed to discourage any person from becoming a 5% shareholder, thereby reducing the risk of such an ownership change. There is no guarantee, however, that the Plan will prevent the Company from experiencing an ownership change, and the Company may pursue additional means of protecting this substantial asset.

Existing shareholders holding 4.99% or more of the Company's outstanding shares of common stock are exempt from the provisions of the Plan unless they make additional purchases. The Board of Directors considered a number of factors in establishing the term of the Plan, including anticipated use of the net operating loss carryforwards, governance matters and efficiency. The Company does not anticipate exhausting its net operating loss carryforwards prior to the expiration of the term; nevertheless, the Plan will expire if the value of any unused carryforwards is no longer material. The Plan will also expire upon redemption or exchange of the rights. Otherwise, the Plan will expire no later than the close of business on January 14, 2019, unless extended by the Board of Directors.

Additional information regarding the Plan will be contained in a Current Report on Form 8-K and in a Registration Statement on Form 8-A that the Company will file with the Securities and Exchange Commission. In addition, the Company's registered shareholders of record as of January 24, 2013 will be mailed a summary of the Plan.

Separately, the Company noted that the Shareholder Protection Rights Agreement dated as of January 14, 2010, and the related rights, expired as of the close of business on January 14, 2013.

About Krispy Kreme
Krispy Kreme is a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, including its signature Original Glazed® doughnut. Headquartered in Winston-Salem, NC, the Company has offered the highest quality doughnuts and great tasting coffee since it was founded in 1937. Today, Krispy Kreme shops can be found in over 730 locations in 21 countries around the world. Connect with Krispy Kreme at www.krispykreme.com and on Facebook, Foursquare, Twitter and YouTube.

Information contained in this press release, other than historical information, should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, considering the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. The words "believe," "may," "could," "will," "should," "would," "anticipate," "estimate," "expect," "intend," "objective," "seek," "strive" or similar words, or the negative of these words, identify forward-looking statements. Factors that could contribute to these differences include, but are not limited to: The effectiveness of the Plan as a deterrent to transactions that might affect the Company's ability to utilize its NOLs; the quality of Company and franchise store operations; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; our ability to implement our international growth strategy; our ability to implement our domestic small shop operating model; political, economic, currency and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients, and the price of motor fuel; our relationships with wholesale customers; our ability to protect our trademarks and trade secrets; changes in customer preferences and perceptions; risks associated with competition; risks related to the food service industry, including food safety and protection of personal information; compliance with government regulations relating to food products and franchising; and increased costs or other effects of new government regulations relating to healthcare benefits. These and other risks and uncertainties, which are described in more detail in the Company's most recent Annual Report on Form 10-K and other reports and statements filed with the United States Securities and Exchange Commission, are difficult to predict, involve uncertainties that may materially affect actual results and may be beyond the Company's control, and could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

CONTACT: Media, Brian K. Little, +1-336-726-8825, blittle@KrispyKreme.com; or Investor Relations, Anita K. Booe, +1-336-703-6902, abooe@KrispyKreme.com